DEAN HELLER                      Certificate of
  Secretary of State                  Amendment
[SEAL]                       (PURSUANT TO NRS 78.385 and
  202 North Carson Street              78.390)
  Carson City, Nevada 89701-4201
  (775) 684 5708
     ====================================================
     Important: Read attached Instructions before completing form.
--------------------------------------------------------------------------------


              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -



1.  Name of corporation:                 T & G2                   C3900-2002
                        --------------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):

Article IV:

Section 4.01 - Number and Class: The amount of the total authorized capital
--------------------------------------------------------------------------------
stock of this corporation is amended to be Two Hundred Fifty Five Million
--------------------------------------------------------------------------------
(255,000,000) shares consisting of Two Hundred Fifty Million (250,000,000)
--------------------------------------------------------------------------------
shares of Class A Common Stock with a par value of $0.001 and Five Million
--------------------------------------------------------------------------------
(5,000,000) shares of Class B Common Stock with a par value of $0.001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by losses or series, or as may be required by the previsions of the articles of
incorporation have voted to favor of the amendment is:     simple majority  *
                                                      --------------------------
4.  Officer Signature (Required):


/s/ James Farinella                        /s/ James Farinella
-------------------------------------      -------------------------------------
                          President                                 Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, than the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of sharers representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.